Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On September 28, 2026, BeyondSpring Inc. (“BYSI” or the “Company”) entered into a Share Purchase and Collaboration Agreement (the “Agreement”) with Dalian Wanchunbulin Pharmaceuticals Ltd. (“Bulin”), a majority-owned indirect subsidiary of the Company organized in the People’s Republic of China, and Biolin Investment Limited (the “Investor”), a Hong Kong limited company.

Pursuant to the Agreement, the Company agreed to sell to the Investor all of its ownership interests in BeyondSpring Ltd., including its direct and indirect subsidiaries and related investments (the “Sale”), in exchange for noncash consideration consisting principally of (i) a license to use certain data generated in connection with the DUBLIN-4 clinical trial and (ii) the Investor’s commitment to fund Bulin’s conduct of the trial and the generation and delivery of such data.

The Sale was completed on September 30, 2026. Effective upon closing, Bulin granted the Company and its affiliates an exclusive, irrevocable, perpetual, non-terminable, transferable, sublicensable, fully paid-up and royalty-free license and right to use all data and information generated in connection with the DUBLIN-4 trial conducted in mainland China (collectively, the “Bulin Data”), for any purpose other than the sale of Plinabulin or the combination product in mainland China, Hong Kong, Macao and Taiwan. Bulin is required to provide the Company with copies of the Bulin Data as generated following initiation of the trial, including raw datasets, case report forms and source data arising from the enrollment and participation of trial subjects. No cash consideration was payable to the Company.

During the three-year period following the closing date (the “Enrollment Period”), Bulin is required to use commercially reasonable efforts to achieve specified patient-enrollment target (the “Target Enrollment”). If the Target Enrollment is not achieved by the end of the Enrollment Period, the Investor will be required to return a portion of the equity interests acquired in the Sale based on the enrollment shortfall, including 100% of such equity interests if the shortfall is 90% or greater (the “Clawback”). Because the amount and value of the Bulin Data depend on future patient enrollment, trial performance and data generation, the Company determined that its rights to receive and use the Bulin Data and its rights under the Clawback are economically interrelated and collectively constitute contingent noncash consideration for the Sale. The contingent consideration did not meet the definition of a derivative, and the Company elected to account for the arrangement as a gain contingency under ASC 450-30, accordingly, no amount attributable to the contingent consideration has been reflected in the unaudited pro forma condensed consolidated financial information. Any gain attributable to the contingent consideration will be recognized when the contingency is resolved and the gain is realized or realizable.

Following completion of the Sale, the Company no longer controls (i) BeyondSpring Ltd. and its consolidated subsidiaries, including Bulin and SEED Technology Limited (the “BeyondSpring Ltd. Disposal Group”), and (ii) SEED Therapeutics Inc. (“SEED”) and its consolidated subsidiaries (the “SEED Disposal Group”). Before the Sale, the Company controlled SEED through its right to designate a majority of SEED’s Board of Directors, despite holding less than 50% of SEED’s equity interests, directly and indirectly through SEED Technology Limited. The Sale transferred the indirect interests to the Investor. After the Sale, the Company retained one common share of SEED and Series A-1 preferred shares representing approximately 29% of SEED’s voting power on an as-converted basis, together with the right to elect two Series A-1 directors; those retained interests and rights do not provide the Company with control over SEED.

The following unaudited pro forma condensed consolidated financial information gives effect to the Sale described above, including the deconsolidation of two disposal groups.

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The unaudited pro forma condensed consolidated balance sheet as of June 30, 2026 gives effect to the Sale as if it had occurred on June 30, 2026. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2026 and the years ended December 31, 2025 and 2024 give effect to the Sale as if it had occurred on January 1, 2024.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent the Company’s actual financial condition or results of operations had the Sale occurred on the dates indicated, nor does it project the Company’s results of operations or financial condition for any future period or date. The Company prepared the unaudited pro forma condensed consolidated financial information based on available information and assumptions that management believes are reasonable as of the date of this filing. The accounting for the Sale and the related valuation analyses have not been finalized. Accordingly, the pro forma adjustments are based on preliminary estimates and may be revised as the Company completes its accounting and valuation analyses. Actual results reported by the Company in periods following the Sale may differ materially from this unaudited pro forma condensed consolidated financial information. Accordingly, such information should not be relied upon as an indicator of future performance, financial condition or liquidity.

BEYONDSPRING INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(Amounts in thousands of U.S. Dollars (“$”), except for number of shares and per share data)

	As Reported June 30, 2026	Disposal of Business (a)		Other Pro Forma Adjustments		Pro Forma June 30, 2026
Assets
Current assets:
Cash and cash equivalents	$2,697	$(1,238)		$—		$1,459
Short-term investment	3,832	(3,832)		—		—
Advances to suppliers	247	(56)		—		191
Prepaid expenses and other current assets	273	27	(b)	—		300
Current assets of discontinued operations	2,852	(2,852)		—		—
Total current assets	9,901	(7,951)		—		1,950

Noncurrent assets:
Plant and equipment, net	138	(9)		—		129
Operating right-of-use assets	174	(21)		—		153
Other noncurrent assets	128	(114)		—		14
Long-term Equity Investments	—	(35,246)	(c)	54,077	(d)	18,831
Noncurrent assets of discontinued operations	4,265	(4,265)		—		—
Total noncurrent assets	4,705	(39,655)		54,077		19,127
Total assets	$14,606	$(47,606)		$54,077		$21,077

Liabilities and equity
Current liabilities:
Accounts payable	$790	$(111)		$400	(e)	$1,079
Accrued expenses	1,390	(44)		—		1,346
Current portion of operating lease liabilities	171	(14)		—		157
Other current liabilities	1,055	76	(b)	—		1,131
Current liabilities of discontinued operations	10,787	(10,787)		—		—
Total current liabilities	14,193	(10,880)		400		3,713

Noncurrent liabilities:
Deferred revenue	29,476	(29,476)		—		—
Other noncurrent liabilities	4,420	(4,321)		—		99
Noncurrent liabilities of discontinued operation	2,542	(2,542)		—		—
Total non-current liabilities	36,438	(36,339)		—		99
Total liabilities	50,631	(47,219)		400		3,812

Commitments and contingencies

Shareholders’ deficit:
Ordinary shares	4	—		—		4
Additional paid-in capital	375,814	—		—		375,814
Accumulated deficit	(411,439)	—		52,923	(f) (g)	(358,516)
Accumulated other comprehensive income (loss)	55	(92)		—		(37)
Total BeyondSpring Inc.’s shareholders’ deficit	(35,566)	(92)		52,923		17,265
Noncontrolling interests	(459)	(295)		754	(g)	—
Total shareholder’s deficit	(36,025)	(387)		53,677		17,265
Total liabilities and shareholders’ deficit	$14,606	$(47,606)		$54,077		$21,077

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BEYONDSPRING INC.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

(Amounts in thousands of U.S. Dollars (“$”), except for number of shares and per share data)

	As Reported For Six Months ended June 30, 2026	Disposal of Business (a)	Other Pro Forma Adjustments		Pro Forma For Six Months ended June 30, 2026

Revenue	$—	$—	$—		$—

Operating expenses
Research and development	(2,049)	85	—		(1,964)
General and administrative	(1,914)	196	—		(1,718)
Loss from operations	(3,963)	281	—		(3,682)
Foreign exchange gain, net	111	(112)	—		(1)
Interest income	12	(1)	—		11
Other income, net	31	(31)	—		—
Loss before income tax	(3,809)	137	—		(3,672)
Income tax expenses	(292)	292	—		—
Net loss from continuing operations	(4,101)	429	—		(3,672)
Less: Net loss attributable to noncontrolling interests from continuing operations	(973)	219	754	(h)	—
Net loss from continuing operations attributable to BeyondSpring Inc.	$(3,128)	$210	$(754)		$(3,672)

Net loss per share, basic and diluted
Continuing operations	$(0.08)				$(0.09)
Weighted-average shares outstanding
Basic and diluted	41,119,820				41,119,820

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	As Reported For the Year Ended December 31, 2025	Disposal of Business (a)	Pro Forma For the Year Ended December 31, 2025

Revenue	$—	$—	$—

Operating expenses
Research and development	(4,388)	272	(4,116)
General and administrative	(4,557)	562	(3,995)
Loss from operations	(8,945)	834	(8,111)
Foreign exchange gain, net	165	(158)	7
Interest income	78	(2)	76
Other income, net	77	(77)	—
Loss before income tax	(8,625)	597	(8,028)
Income tax expenses	(90)	90	—
Net loss from continuing operations	(8,715)	687	(8,028)
Less: Net loss attributable to noncontrolling interests from continuing operations	(242)	242	—
Net loss from continuing operations attributable to BeyondSpring Inc.	$(8,473)	$445	$(8,028)

Net earnings (loss) per share, basic and diluted
Continuing operations	$(0.21)		$(0.20)
Weighted-average shares outstanding
Basic and diluted	40,406,347		40,406,347

	As Reported For the Year Ended December 31, 2024	Disposal of Business (a)	Pro Forma For the Year Ended December 31, 2024

Revenue	$—	$—	$—

Operating expenses
Research and development	(2,644)	335	(2,309)
General and administrative	(6,110)	558	(5,552)
Loss from operations	(8,754)	893	(7,861)
Foreign exchange loss, net	(96)	102	6
Interest income	59	226	285
Other income, net	22	(16)	6
Loss before income tax	(8,769)	1,205	(7,564)
Income tax expenses	(96)	92	(4)
Net loss from continuing operations	(8,865)	1,297	(7,568)
Less: Net loss attributable to noncontrolling interests from continuing operations	(388)	388	—
Net loss from continuing operations attributable to BeyondSpring Inc.	$(8,477)	$909	$(7,568)

Net loss per share, basic and diluted
Continuing operations	$(0.21)		$(0.19)
Weighted-average shares outstanding
Basic and diluted	39,733,191		39,733,191

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Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(Amounts in thousands of U.S. Dollars (“$”), except for number of shares and per share data)

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X. The historical amounts were derived from the Company’s historical consolidated financial statements and were adjusted to give effect to the Sale. The unaudited pro forma condensed consolidated financial information and the accompanying notes should be read in conjunction with:

•	the Company’s audited consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 25, 2026; and

•	the Company’s unaudited condensed consolidated financial statements and accompanying notes included in its Quarterly Report on Form 10-Q for the six months ended June 30, 2026, filed on August 14, 2026.

The pro forma adjustments reflect Transaction Accounting Adjustments, as defined in Rule 11-02(a)(6)(i) of Regulation S-X, that depict the accounting for the Sale. No Autonomous Entity Adjustments are applicable, and the Company has elected not to present Management’s Adjustments.

Note 2. Pro Forma Adjustments

The pro forma adjustments are based on the Company’s preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements:

(a)	Reflects the elimination of the assets and liabilities of the BeyondSpring Ltd. Disposal Group and the SEED Disposal Group as of June 30, 2026, the elimination of the equity attributable to the noncontrolling interests, and the elimination of the historical results of operations of the disposal groups as if the Sale had occurred on January 1, 2024. The SEED Disposal Group has been classified as discontinued operations in the historical consolidated financial statements.

(b)	Includes the reversal of elimination of intercompany balance between the Company and the two disposal groups. Amount due from divested entities has been included within prepaid expenses and other current assets and amount due to divested entities has been included within other current liabilities. Before closing, the Company legally and irrevocably waived approximately $3,700 intercompany balance owed by a subsidiary in BeyondSpring Ltd. Disposal Group. The waived liability was accounted for as a capital contribution by the Company to BeyondSpring Ltd., which was excluded from the reversed balance.

(c)	Reflects the recognition of the Company’s investment in the disposal groups at carrying value.

(d)	Reflects the elimination of the Company’s investment in the BeyondSpring Ltd. Disposal Group and the remeasurement of the Company’s remaining interest in the SEED Disposal Group to fair value.

(e)	Reflects the accrual of the estimated transaction costs in connection with the divestiture.

(f)	Reflects the recognition of preliminary estimated gain on the Sale as if the transaction had occurred as of June 30, 2026. The estimated gain presented below is preliminary, and the final gain may differ materially from the amount presented below. The preliminary gain calculation incorporates the following:

-	No amount has been included for the contingent noncash consideration, consisting of the Company’s rights to receive and use the Bulin Data and its rights under the Clawback, in accordance with the Company’s election to apply the gain-contingency model under ASC 450-30.

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-	The carrying amount of the BeyondSpring Ltd. Disposal Group’s net assets has been increased by $3,700 following the waiver of the corresponding intercompany balance due to the Company (see Note b).

-	An allocation error of $754 between accumulated deficit and noncontrolling interests related to the BeyondSpring Ltd. Disposal Group has been corrected (see Note g).

Fair value of noncash consideration received	$—
Less: Estimated transaction costs	(400)
Net proceeds	(400)
Fair value of remaining interests in the SEED Disposal Group	18,831
Carrying amount of noncontrolling interests in the disposal groups	295
Less: Carrying amount of net assets of the disposal groups	(34,859)
BYSI’s cumulative foreign-currency translation adjustment (CTA) reclassified to earnings	92
Pro forma gain on disposition	$53,677

The pro forma gain on disposition has not been reflected in the unaudited pro forma condensed consolidated statements of operations as this amount pertains to discontinued operations and does not impact income from continuing operations.

(g)	Reflects the correction of a $754 allocation error between accumulated deficit and noncontrolling interests related to the BeyondSpring Ltd. Disposal Group as of June 30, 2026.

(h)	Reflects the correction of a $754 error in the historical allocation of net loss from continuing operations between BeyondSpring Inc. and noncontrolling interests for the six months ended June 30, 2026. There was no effect on consolidated net loss from continuing operations.

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